UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

NEWPORT CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

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NEWPORT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 19, 2004

To the Stockholders of Newport Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Newport Corporation will be held at our corporate headquarters, 1791 Deere Avenue, Irvine, California 92606 on Wednesday, May 19, 2004, at 9:00 a.m. Pacific Time, for the purpose of considering and acting upon the following:

1.	To elect two Class IV directors to serve for four years;

2.	To ratify the appointment of Ernst & Young LLP as Newport’s independent auditors for the fiscal year ending January 1, 2005; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on April 1, 2004 will be entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy as promptly as possible in the enclosed envelope. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By order of the Board of Directors

/s/ JEFFREY B. COYNE

Jeffrey B. Coyne Vice President, General Counsel and Corporate Secretary

April 16, 2004

Irvine, California

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY.

NEWPORT CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

PROXY STATEMENT AND SOLICITATION OF PROXIES

Solicitation by Board

This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 19, 2004.

Solicitation of Proxies and Related Expenses

All expenses incurred in connection with this solicitation shall be borne by us. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, facsimile or electronic transmission or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $5,000, plus out-of-pocket expenses.

Mailing Date

This proxy statement and the accompanying proxy are being mailed on or about April 16, 2004 to our stockholders of record as of the close of business on April 1, 2004, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

Shares Outstanding

As of the record date, there were 39,331,443 shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

Voting Rights

A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In tabulating the voting result for any proposal requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote, abstentions will be considered shares present and entitled to vote, and broker non-votes will not be considered shares present and entitled to vote. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors. In determining whether any other proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted.

Vote Required

A quorum is required for the approval of any of the proposals set forth herein. Directors will be elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy.

Voting of Proxies

The persons named as proxies in the accompanying proxy were designated by our Board and are our officers. All proxies that are properly completed, signed and returned to us prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR election of the director nominees listed therein, and FOR ratification of our appointment of Ernst & Young LLP as independent auditors for the fiscal year ending January 1, 2005.

Revoking a Proxy

Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the annual meeting, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of the proxy.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2005 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our principal place of business no later than December 17, 2004 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. Our procedures for stockholders to submit nominations of director candidates are discussed under the heading “Stockholder Nominations” on page 8.

Rule 14a-4 under the Securities Exchange Act of 1934, as amended, governs our use of our discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in our proxy statement. Such rule provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting will be held in May 2005. If we do not receive any stockholder proposals for our 2005 annual meeting before March 2, 2005, we will be able to use our voting authority as outlined above.

OTHER MATTERS

Management is not aware of any other matters that will be presented for consideration at our 2004 annual meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

NEWPORT CORPORATE OFFICE

Our corporate offices are located at 1791 Deere Avenue, Irvine, California 92606.

ANNUAL REPORT

Our Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed concurrently with this proxy statement to all stockholders of record as of April 1, 2004. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board currently consists of eight directors, divided into four classes. One class of directors is elected each year for a term of four years. At our 2004 annual meeting, two directors will be elected to serve as Class IV directors until our annual meeting in 2008. Our Class I directors will continue to serve until our annual meeting in 2005, our Class II directors will continue to serve until our annual meeting in 2006, and our Class III directors will continue to serve until our annual meeting in 2007.

CLASS IV DIRECTOR NOMINEES

Our Board of Directors has nominated the individuals set forth below to serve as Class IV directors until our annual meeting of stockholders in 2008:

Name	Principal Occupation	Age	Director Since
R. Jack Aplin	Independent Investor	72	1989
Richard E. Schmidt	Independent Investor	72	1991

R. Jack Aplin was elected to the Board in 1989. From 1989 to the present Mr. Aplin has been an independent investor. Mr. Aplin was Chairman of the Board, President and Chief Executive Officer of Spectramed, Inc., an international medical products company, from 1986 to 1989.

Richard E. Schmidt joined us in September 1991 as Chairman and Chief Executive Officer. From August 1993 until February 1995 and from November 1995 until May 1996, he held the additional position of President. Mr. Schmidt retired from the positions of President and Chief Executive Officer in May 1996 and from the position of Chairman in June 1997. From December 1990 to September 1991, Mr. Schmidt served as a consultant to Sundstrand Corporation, an aerospace and power transmission company. From September 1984 to December 1990, Mr. Schmidt was President and Chief Executive Officer of Milton Roy Company, an international manufacturer of measuring instruments and systems, and was its Chairman from 1986 to December 1990. Mr. Schmidt serves on the board of directors of one other public company, Hycor Biomedical Inc.

Unless otherwise instructed, the enclosed proxy will be voted in favor of the election of Mr. Aplin and Mr. Schmidt as the Class IV directors. The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by our Board.

The Board of Directors recommends a vote “FOR” the election of Mr. Aplin and Mr. Schmidt as Class IV directors.

CONTINUING DIRECTORS

The following directors will continue to serve on our Board:

Name	Principal Occupation	Age	Class	Term Expires	Director Since
Robert G. Deuster	Chairman, President and Chief Executive Officer, Newport Corporation	53	I	2005	1996

Robert L. Guyett	President and Chief Executive Officer, Crescent Management Enterprises, LLC	67	II	2006	1990

Michael T. O’Neill	President and Chief Executive Officer, Miragene, Inc.	63	I	2005	2003

C. Kumar N. Patel	Professor of Physics and Astronomy, University of California, Los Angeles; Chairman and Chief Executive Officer, Pranalytica, Inc.	65	III	2007	1986

Kenneth F. Potashner	Independent Investor	46	II	2006	1998

Peter J. Simone	Independent Consultant	56	III	2007	2003

Robert G. Deuster joined us in May 1996 as President and Chief Executive Officer and, in June 1997, became Chairman of the Board. From 1985 to 1996, Mr. Deuster served in various senior management positions at Applied Power, Inc., an international manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of the Barry Controls Division from 1989 to 1994, President of the APITECH Division from 1986 to 1989 and Vice President of Sales and Marketing of the Enerpac Division from 1985 to 1986. From 1975 to 1985, he held engineering and marketing management positions at General Electric Company’s Medical Systems Group.

Robert L. Guyett was elected to the Board in 1990. Since April 1996, Mr. Guyett has been President and Chief Executive Officer of Crescent Management Enterprises, LLC, a financial management and investment advisory services firm. Since May 2003, he has also been Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of ultracapacitors, microelectronics, power systems and high voltage capacitors. From May 1995 to December 1996, he was a consultant to Engelhard Corporation, an international specialty chemical and precious metals company. Between September 1991 and May 1995, Mr. Guyett served as Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Engelhard Corporation. From January 1987 to September 1991, he was the Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Fluor Corporation, an international engineering and construction firm. Mr. Guyett also currently serves as the Treasurer and a director of the Christopher Reeve Paralysis Foundation. Mr. Guyett serves on the board of directors of one other public company, Maxwell Technologies, Inc.

Michael T. O’Neill was appointed to the Board in April 2003. Since November 2000, Mr. O’Neill has served as President and Chief Executive Officer of Miragene, Inc., a biotechnology company. From May 1995 to October 2000, Mr. O’Neill served as an independent consultant to several private companies in the biotechnology industry. From 1973 to 1995, Mr. O’Neill was employed by Beckman Instruments, Inc., a manufacturer of automated analytical systems for the life and health sciences market, in various management positions, most recently as Senior Vice President, Worldwide Commercial Operations from 1993 to 1995, and as Group Vice President, Life Sciences Operations from 1989 to 1993.

C. Kumar N. Patel was elected to the Board in 1986. Dr. Patel was Vice Chancellor-Research, University of California, Los Angeles from 1993 to 1999, and in January 2000 he was appointed to the position of Professor of Physics and Astronomy. Since February 2000, Dr. Patel has also served as Chairman and Chief Executive Officer of Pranalytica, Inc., a company involved in ultra-low level trace gas detection technologies. Previously, he was employed by AT&T Bell Laboratories, a telecommunications research company, as Executive Director of the Research, Materials Science, Engineering and Academic Affairs Division from 1987 to 1993 and as Executive Director, Physics and Academic Affairs Division from 1981 to 1987. He joined Bell Laboratories in 1961.

Kenneth F. Potashner was elected to the Board in 1998. From May 2003 to present, Mr. Potashner has been an independent investor. From 1996 to May 2003, Mr. Potashner was Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of ultracapacitors, microelectronics, power systems and high voltage capacitors. From November 1998 to August 2002, Mr. Potashner was President, Chief Executive Officer and Chairman of SONICblue Incorporated (formerly S3 Incorporated), a supplier of digital media appliances and services. From 1996 to October 1998, he was also President and Chief Executive Officer of Maxwell Technologies. Mr. Potashner was Executive Vice President and General Manager of Disk Drive Operations for Conner Peripherals, a manufacturer of storage systems, from 1994 to 1996. From 1991 to 1994, he was Vice President, Worldwide Product Engineering for Quantum Corporation, a manufacturer of disk drives. From 1981 to 1991, he held various engineering management positions with Digital Equipment Corporation, a manufacturer of computers and peripherals, culminating with the position of Vice President of Worldwide Product Engineering in 1991.

Peter J. Simone was appointed to the Board in March 2003. Mr. Simone currently serves as an independent consultant to several venture capital firms and venture-funded private companies. From June 2001 to December 2002, Mr. Simone served as Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor manufacturing equipment company, prior to its acquisition by Novellus Systems, Inc. From August 2000 to February 2001, Mr. Simone was President and a director of Active Control eXperts, Inc. (“ACX”), a vibration isolation technology company. He was a consultant to ACX from January 2000 to August 2000. From April 1997 to January 2000, Mr. Simone served as President and Chief Executive Officer and a director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier manufacturers. From December 1992 to November 1996, he served as Group Vice President of the Time/Data Systems Division of Simplex Time Recorder Company, Inc., a manufacturer of time, attendance, building life safety and security systems. Mr. Simone serves on the boards of directors of three other public companies: Cymer, Inc., Sanmina-SCI Corporation and Zoran Corporation.

CORPORATE GOVERNANCE

We are committed to promoting the best interests of our stockholders by establishing sound corporate governance practices and maintaining the highest standards of responsibility and ethics. Our Board of Directors has adopted corporate governance guidelines, which consist of written standards relating to, among other things, the composition, leadership, operation and evaluation of the Board and its committees. The Corporate Governance and Nominating Committee of our Board reviews and evaluates at least annually the adequacy of and our compliance with such guidelines. A copy of our corporate governance guidelines is available on our Internet web site at www.newport.com. We will also provide an electronic or paper copy of these guidelines free of charge, upon request made to our Corporate Secretary.

Board of Directors

Independence

With the exception of Mr. Deuster, our President and Chief Executive Officer, all of the members of our Board of Directors are “independent” as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Our Board has determined that no member has a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. The independence of each director is reviewed periodically to ensure that, at all times, at least a majority of our Board is independent.

Lead Independent Director

On the recommendation of the Corporate Governance and Nominating Committee of the Board, the independent directors appoint from among themselves a lead independent director to serve for a term of two years. No individual serves as lead independent director for consecutive terms. Mr. Potashner is currently serving as the lead independent director for a two-year term expiring in August 2005. The lead independent director participates in the leadership of the Board, serving as a focal point for discussions among the independent directors to facilitate their communication with each other and with management. The lead independent director presides over and sets agendas for private meetings of the independent directors, provides feedback to the Chairman and Chief Executive Officer on behalf of the independent directors regarding business issues and Board management, and has other responsibilities as may be designated by the independent directors from time to time.

Meetings

It is the policy of our Board to hold at least four regular meetings each year, typically in February, May, August and November. The regular meeting held in May of each year coincides with our annual meeting of stockholders. Generally, all directors attend our annual meetings of stockholders and, in any event, at least a majority of the directors attend each annual meeting. All directors attended our 2003 annual meeting of stockholders, and it is anticipated that all directors will attend our 2004 annual meeting.

Our Board held eight meetings (including telephonic meetings) during the fiscal year ended December 31, 2003. Each director attended at least seventy-five percent of the aggregate of the number of meetings of the Board (held during the period for which he has been a director) and the number of meetings held by all committees of the Board on which he served (during the periods that he served).

Private Sessions

Our independent directors meet privately, without management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings are held as often as deemed necessary by the independent directors.

Committees of the Board

Our Board has four separate standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Investment Committee. Each committee operates under a written charter adopted by the Board. A copy of the current charter of the Audit Committee was included as Appendix A to our proxy statement relating to our 2003 annual meeting of stockholders. Copies of the charters of all standing committees are available on our Internet web site at www.newport.com. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary.

Audit Committee

The Audit Committee is comprised of three directors. The current members are Messrs. Guyett (Chairman), Patel and Simone. None of the members of the Audit Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 thereunder. The Board has determined that Messrs. Guyett and Simone are “audit committee financial experts” as defined by the regulations promulgated by the Securities and Exchange Commission. The Audit Committee held ten meetings (including telephonic meetings) during the fiscal year ended December 31, 2003.

The Audit Committee has the sole authority to appoint (subject to ratification by our stockholders) and, when deemed appropriate, replace our independent auditors, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent auditors. The Audit Committee has, among other things, the responsibility to evaluate the qualifications and independence of our independent auditors; to review and approve the scope and results of the annual audit; to evaluate with the independent auditors our financial staff and the adequacy and effectiveness of our systems and internal financial controls; to review and discuss with management and the independent auditors the content of our financial statements prior to the filing of our quarterly reports on

Form 10-Q and annual reports on Form 10-K; to review the content and clarity of our proposed communications with investors regarding our operating results and other financial matters; to review significant changes in our accounting policies; to establish procedures for receiving, retaining and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns; to establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present.

Compensation Committee

The Compensation Committee is comprised of three directors. The current members are Messrs. Aplin (Chairman), Potashner and Schmidt. Each member of the Compensation Committee qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Compensation Committee held three meetings (including telephonic meetings) during the fiscal year ended December 31, 2003. The Compensation Committee has the responsibility to develop guidelines for, evaluate and approve cash and equity compensation and benefit plans, programs and agreements for our Chief Executive Officer and other executive officers; to administer our stock incentive plans, stock purchase plans and similar incentive plans; and to develop guidelines for and approve grants of stock options to key personnel under such incentive plans.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of three directors. The current members are Messrs. Potashner (Chairman), Guyett and Schmidt. Each member of the Corporate Governance and Nominating Committee qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Corporate Governance and Nominating Committee held four meetings during the fiscal year ended December 31, 2003.

The Corporate Governance and Nominating Committee has the responsibility to ensure that the Board is properly constituted to meet its fiduciary obligations to Newport and our stockholders and that we have and follow appropriate governance standards. To carry out this purpose, the Corporate Governance and Nominating Committee has the responsibility to develop, continually assess and monitor compliance with appropriate corporate governance guidelines; to evaluate the size and composition of our Board, the criteria for Board membership, and the independence of Board members; to oversee the evaluation of the performance of our Board and its committees and our management; and to assist our Board in establishing appropriate committees and to recommend members for such committees. The Corporate Governance and Nominating Committee also has the responsibility to identify, evaluate and recommend to our Board candidates for nomination and election as members of our Board.

Investment Committee

The Investment Committee is comprised of three directors. The current members are Messrs. Guyett (Chairman), O’Neill and Simone. Each member of the Investment Committee qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Investment Committee held three meetings (including telephonic meetings) during the fiscal year ended December 31, 2003. The Investment Committee has the responsibility to adopt and continually assess our investment policy for our investment portfolio managers; to oversee the management of our investment portfolio and evaluate the performance of the portfolio managers; and to review and make recommendations to the Board with respect to certain significant capital spending proposals.

Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee identifies potential director candidates through a variety of sources, including recommendations made by current or former directors, members of our executive management, stockholders and business, academic and industry contacts. When appropriate, a search firm may be retained by the committee to identify director candidates.

The Corporate Governance and Nominating Committee reviews and assesses at least annually the size and composition of our Board and the criteria for Board membership, including independence, character, judgment, diversity, age, business background, experience and other relevant matters. In evaluating a potential director candidate, the committee considers all relevant information regarding the candidate in accordance with the established criteria, as well as the candidate’s ability and willingness to devote adequate time to Board responsibilities. The committee considers the Board’s current and anticipated needs, and makes every effort to maintain an appropriate balance of business background, skills and expertise based on the variety of industries that we serve. When appropriate, the Corporate Governance and Nominating Committee will recommend qualified candidates for nomination by the full Board.

Stockholder Nominations

In accordance with our bylaws, stockholders may submit a nomination of a candidate for election as director by delivering to our Corporate Secretary, not less than sixty days prior to the date of any meeting at which directors are to be elected, a notice setting forth (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares (if any) of our capital stock which are beneficially owned by such nominee, and (4) such other information concerning such nominee as would be required under the then-current rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. Any such notice shall be accompanied by a signed consent of such nominee to serve as a director, if elected.

If the Corporate Governance and Nominating Committee or the Board determines that any nomination made by a stockholder was not made in accordance with the foregoing procedures, such nomination will be void. Any such determination shall be conclusive and binding on all persons. Any candidate properly recommended by a stockholder will be considered by the Corporate Governance and Nominating Committee in the same manner as all other proposed candidates in accordance with the standards set forth above.

Communications with our Board

Any stockholder may communicate with our Board, any Board committee, or any individual director. All communications should be made in writing, addressed to the Board, the Board committee or the individual director, as the case may be, in care of our Corporate Secretary, mailed or delivered to our corporate offices at 1791 Deere Avenue, Irvine, California 92606. Our Corporate Secretary will forward or otherwise relay all such communications to the intended recipient(s).

Corporate Responsibility

Code of Ethics

Our Board has adopted a written code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and persons performing similar functions. Such code of ethics consists of standards that, among other things, are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or furnish to, the Securities and Exchange Commission and/or make in other public communications; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the code to our Legal Department and/or our Audit Committee; and accountability for adherence to the code. A copy of our code of ethics is available on our Internet web site at www.newport.com. We will also provide an electronic or paper copy of the code of ethics free of charge, upon request made to our Corporate Secretary. If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the code to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver on our Internet web site at www.newport.com or in a report on Form 8-K.

Procedures for Submitting Complaints Regarding Accounting and Auditing Matters

We are committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. The Audit Committee of our Board has established written procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns or complaints regarding such matters. Our Audit Committee will oversee the handling of such concerns or complaints. The procedures for non-employees to submit concerns or complaints regarding accounting, internal accounting controls and auditing matters are available on our Internet web site at www.newport.com. We will also provide an electronic or paper copy of these procedures free of charge, upon request made to our Corporate Secretary.

EXECUTIVE OFFICERS

We currently have seven executive officers elected on an annual basis to serve at the pleasure of our Board:

Name	Age	Title
Robert G. Deuster	53	Chairman, President and Chief Executive Officer

Charles F. Cargile	39	Vice President and Chief Financial Officer

Jeffrey B. Coyne	37	Vice President, General Counsel and Corporate Secretary

Kevin T. Crofton	43	Vice President and General Manager, Advanced Packaging and Automation Systems Division

Alain Danielo	57	Vice President and General Manager, Industrial and Scientific Technologies Division, European Operations

Robert J. Phillippy	43	Vice President and General Manager, Industrial and Scientific Technologies Division, U.S. Operations

Gary J. Spiegel	53	Vice President, Worldwide Sales and Marketing

Mr. Deuster’s biography is presented on page 4. The biographies of our other executive officers are set forth below.

Charles F. Cargile joined us in October 2000 as Vice President and Chief Financial Officer. Prior to joining us, Mr. Cargile was Vice President, Finance and Corporate Development for York International Corporation, a manufacturer of air conditioning and refrigeration products. He joined York in November 1998, and served in a number of executive positions, including Corporate Controller and Chief Accounting Officer, until his promotion to Vice President, Finance and Corporate Development in February 2000. Prior to joining York, Mr. Cargile was employed by Flowserve Corporation, a manufacturer of highly-engineered pumps, seals and valves primarily for the petroleum and chemical industries, in various positions, most recently as Corporate Controller and Chief Accounting Officer from February 1995 to November 1998.

Jeffrey B. Coyne joined us in June 2001 as Vice President, General Counsel and Corporate Secretary. Prior to joining us, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, our outside corporate counsel, from January 2000 to June 2001, and was an associate attorney at such firm from February 1994 to December 1999. From November 1991 to February 1994, Mr. Coyne was an associate attorney at Pillsbury Madison & Sutro, an international law firm. Mr. Coyne is a member of the State Bar of California and the Orange County Bar Association.

Kevin T. Crofton joined us in January 2002 as Vice President and General Manager of our Fiber Optics and Photonics Division (now our Advanced Packaging and Automation Systems Division). Prior to joining us, Mr. Crofton served as Managing Director and General Manager of the Chemical Mechanical Planarization/Clean Products Group of Lam Research Corporation, a major supplier of semiconductor capital equipment, from July 1999 to December 2001. From May 1994 to July 1999, he held various other positions with Lam Research, including Director of Product Management and Product Support for Lam Research’s conductor etch product lines. Prior to joining Lam Research, Mr. Crofton held various positions at the United Technologies Chemical Systems Division of Pratt & Whitney, a designer and manufacturer of aircraft engines, gas turbines and space propulsion systems, from December 1987 to May 1994, mostly recently as Program Manager for Advanced Product Development.

Alain Danielo joined us in January 1995 as President and General Manager of our French subsidiary Micro-Controle S.A. In November 1995, he was elected Vice President of Newport with responsibility for our European Operations. In August 1999, he was appointed to the position of Vice President and General Manager, Industrial and Scientific Technologies Division, European Operations. Prior to joining us, Mr. Danielo was Managing Director of the Electronics Division of Valeo S.A., an automobile parts company, from 1989 to 1995. From 1985 to 1989 he was General Manager of Molex France S.A.R.L., a manufacturer of electronic components.

Robert J. Phillippy joined us in April 1996 as Vice President and General Manager of our Science and Laboratory Products Division. In August 1999, he was appointed to the position of Vice President and General Manager, Industrial and Scientific Technologies Division, U.S. Operations. Prior to joining us, Mr. Phillippy was Vice President of Channel Marketing at Square D Company, an electrical equipment manufacturer, from 1994 to 1996. He joined Square D Company in 1984 as a sales engineer and held various sales and marketing management positions with that company prior to his election as Vice President in 1994.

Gary J. Spiegel was appointed to the position of Vice President with responsibility for domestic sales in June 1992. During 1997, Mr. Spiegel was assigned additional responsibility for export sales including our sales subsidiaries in Canada and Taiwan. In March 2002, Mr. Spiegel was appointed Vice President, Worldwide Sales and Marketing, expanding his role to include responsibility for all marketing communications and market management. Prior to joining us, Mr. Spiegel was Vice President of Sales and Marketing for Klinger Scientific, a subsidiary of Micro-Controle SA, which we acquired in 1991.

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer.

COMPENSATION OF EXECUTIVE OFFICERS

The following table and narrative text discusses compensation earned during the fiscal years ended December 31, 2003, 2002 and 2001 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at December 31, 2003 and whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation(2) ($)
Robert G. Deuster	2003	360,000	—	200,000	41,727
Chairman, President and	2002	360,000	—	—	13,109
Chief Executive Officer	2001	352,115	150,000	150,000	33,692
Charles F. Cargile	2003	275,577	—	125,000	21,518
Vice President and	2002	250,607	—	40,000	34,515
Chief Financial Officer	2001	250,000	67,500	80,000	32,795
Jeffrey B. Coyne(3)	2003	210,000	—	75,000	19,759
Vice President, General Counsel	2002	210,000	—	—	27,957
and Corporate Secretary	2001	115,500	46,200	80,000	6,157
Kevin T. Crofton(4)	2003	201,846	—	100,000	81,433
Vice President and General	2002	191,596	—	50,000	103,125
Manager, Advanced Packaging and	2001	—	—	—	—
Automation Systems Division
Gary J. Spiegel	2003	200,000	—	75,000	40,688
Vice President, Worldwide Sales	2002	197,231	—	—	12,588
and Marketing	2001	189,423	52,091	50,000	23,524

(1)	No restricted stock awards were granted to any Named Executive Officer during the last three fiscal years. As of December 31, 2003, Mr. Cargile held 2,000 shares of restricted stock, which were valued at $33,240 based on the market value of our common stock as of that date of $16.62 per share. No other Named Executive Officer held shares of restricted stock as of December 31, 2003.

(2)	All other compensation consists of (i) company contributions to the 401(k) plan for each Named Executive Officer, and (ii) company-paid premiums for term life insurance for the benefit of each Named Executive Officer.

(3)	Mr. Coyne joined us in June 2001. The amounts set forth as annual compensation for the year 2001 reflect salary and bonus earned by Mr. Coyne from June through December 2001.

(4)	Mr. Crofton joined us in January 2002. All other compensation earned by Mr. Crofton in 2002 and 2003 consisted of: (i) reimbursement of relocation expenses (in 2002), (ii) forgiveness of portions of the principal balance owed, and accrued interest thereon, under the terms of the January 2002 relocation loan made to Mr. Crofton in connection with his hiring, and (iii) the contributions and premiums described in footnote (2) above.

OPTION GRANTS

The following table sets forth certain information concerning grants of options to the Named Executive Officers during the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year

(Individual Grants)

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Robert G. Deuster	35,000	3.41%	$11.27	02/23/13	$248,067	$628,652
	165,000	16.06%	$11.27	02/23/13	$1,169,461	$2,963,644

Charles F. Cargile	30,000	2.92%	$11.27	02/23/13	$212,629	$538,844
	95,000	9.25%	$11.27	02/23/13	$673,326	$1,706,340

Jeffrey B. Coyne	20,000	1.95%	$11.27	02/23/13	$141,753	$359,230
	55,000	5.35%	$11.27	02/23/13	$389,820	$987,881

Kevin T. Crofton	30,000	2.92%	$11.27	02/23/13	$212,629	$538,844
	70,000	6.82%	$11.27	02/23/13	$496,135	$1,257,303

Gary J. Spiegel	20,000	1.95%	$11.27	02/23/13	$141,753	$359,230
	55,000	5.35%	$11.27	02/23/13	$389,820	$987,881

The figures above represent options to purchase an aggregate of 575,000 shares of our common stock, granted pursuant to our 2001 Stock Incentive Plan, of which options to purchase 135,000 shares qualified as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and the remainder were nonqualified stock options. All of these options vest in 25% increments on each of the first four anniversaries of the grant date. During 2003, we granted options to purchase a total of 1,027,100 shares of common stock to our employees. All of the options granted to our employees in 2003, including those granted to our Named Executive Officers, were granted at an exercise price equal to the fair market value of the common stock on the date of grant.

The potential realizable value represents amounts, net of exercise price before taxes that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. The amounts are calculated by first taking the market price of our common stock on the grant date and calculating an assumed value at the end of the ten-year option term based on compound annual appreciation rates of 5% and 10%, respectively, then subtracting the exercise price per share and multiplying the resulting amount by the number of shares subject to the option. The 5% and 10% appreciation rates are prescribed by rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

OPTION EXERCISES

The following table sets forth certain information concerning the exercise of options by our Named Executive Officers during the year ended December 31, 2003, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares underlying both exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2003, and the values for “in-the-money” options that represent the total positive spread, if any, between the exercise prices of existing stock options and the closing price of our common stock as of December 31, 2003, which was $16.62 per share.

Aggregated Options Exercised in Last Fiscal Year

and Fiscal Year End Option Values

Name	Number of Shares Acquired on Exercise	Dollar Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the- Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Deuster	100,000	$1,556,950	684,000	320,000	$6,449,343	$1,329,538
Charles F. Cargile	—	—	105,000	200,000	$191,200	$859,950
Jeffrey B. Coyne	—	—	40,000	115,000	$51,900	$453,150
Kevin T. Crofton	—	—	12,500	137,500	—	$535,000
Gary J. Spiegel	—	—	120,750	115,000	$772,942	$487,763

COMPENSATION OF DIRECTORS

Each outside director receives an annual fee of $15,000 and is reimbursed for expenses incurred in connection with attending Board and committee meetings. In addition, each outside director is paid $1,500 for each Board meeting attended and $1,500 for each committee meeting attended ($1,000 for telephonic Board and committee meetings). An additional $250 is paid to the committee chairperson for each committee meeting.

Each outside director receives annually, in January, options to purchase 7,500 shares of common stock, which vest in full on the first anniversary of the grant date. Each new outside director receives options to purchase 16,000 shares of common stock upon commencement of service as a director, which vest in 25% increments on each of the first four anniversaries of the grant date. In February 2003, each outside director received a one-time grant of options to purchase 10,000 shares of common stock, which vested in full on the first anniversary of the grant date.

SEVERANCE AND OTHER AGREEMENTS

Severance Compensation Agreements

We have entered into a severance compensation agreement with each of our Named Executive Officers and certain of our other executive officers providing for certain payments and benefits in the event that such officer’s employment is terminated within two years of a “change in control” of Newport (as defined in the agreement), unless such termination results from the executive officer’s death, disability or retirement, or the executive’s resignation for reasons other than “good reason” (as defined in the agreement), or constitutes a termination by us for “cause” (as defined in the agreement). In such event, the executive officer will be entitled to: (i) a lump sum severance payment equal to twelve months of such officer’s highest base salary during the twelve month period preceding termination (with the exception of Mr. Deuster, who will be entitled to a severance payment of twenty-four months of salary); (ii) a bonus payment equal to such officer’s incentive compensation bonus payable under our annual incentive plan or other bonus plans then in effect, assuming 100% satisfaction of all performance goals; (iii) continuation of benefits under our medical, dental and vision plans, and long-term disability insurance for a specified period of time, (iv) automatic vesting of all unvested restricted stock held by the officer, (v) payment of an amount equal to the difference between the exercise price and fair market price (calculated as set forth in the agreement) of the shares of common stock subject to all vested and unvested stock options held by the officer, and (vi) certain other benefits, including payment of an amount sufficient to offset any excess “parachute payment” excise tax payable by the officer pursuant to the provisions of the Internal Revenue Code of 1986, as amended, and/or any comparable provision of state or foreign law.

In addition, our agreement with Mr. Phillippy provides that, in the event we terminate his employment other than for cause at any time during the term of the agreement in absence of a change in control of Newport, he will be entitled to the same salary and bonus severance payments described above. Our agreement with Mr. Deuster provides that, in the event we terminate his employment other than for cause at any time during the term of the agreement in absence of a change in control of Newport, he will be entitled to one-half of the salary severance payment, and all of the bonus severance payment described above.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors, which provide contractual protection of certain rights of indemnification by us. The indemnification agreements provide for indemnification of our executive officers and directors to the fullest extent permitted by our articles of incorporation, bylaws and applicable law. Under the agreements, we indemnify our executive officers and directors against all fees, expenses, liabilities and losses (including attorney’s fees, judgments, fines, and amounts paid in any settlement we approved) actually and reasonably incurred in connection with any investigation, claim, action, suit or proceeding to which any such officer or director is a party by reason of any action or inaction in his capacity as our officer or director or by reason of the fact that the officer or director is or was serving as our director, officer, employee, agent or fiduciary, or of any of our subsidiaries or divisions, or is or was serving at our request as our representative with respect to another entity, subject to limitations imposed by applicable law. We will not indemnify such officer or director, however, for expenses and the payment of profits arising from the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon the review of copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2003 or prior fiscal years, all of our officers, directors and greater than ten percent stockholders have complied with all applicable Section 16(a) filing requirements, except that, although Mr. Simone timely filed a Form 3 upon becoming a director, he incorrectly reported the number of shares of common stock he held as of the date on which he became a director. Such error was corrected on a Form 5 filed in February 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2002, in connection with Kevin T. Crofton joining us as Vice President and General Manager of our Fiber Optics and Photonics Division (now our Advanced Packaging and Automation Systems Division), we extended to him a relocation loan pursuant to a promissory note in the principal sum of $110,000, bearing interest at a rate of nine percent (9%) per annum. Pursuant to the terms of such loan, at the end of each six-month period following the date of the note, we will forgive one-sixth of the principal sum, together with accrued interest thereon, so long as Mr. Crofton remains our employee. If we terminate Mr. Crofton’s employment other than for cause, the entire principal sum then outstanding and all interest thereon will be forgiven. If we terminate Mr. Crofton’s employment for cause, or if he voluntarily terminates his employment with us, the entire principal sum then outstanding, together with accrued interest thereon, will become immediately due and payable. The amount currently outstanding under the note is $37,492. The largest amount owed under the note since January 1, 2003 was $95,792.

We have made no other loans to our executive officers or directors since January 2002. The outstanding loan to Mr. Crofton will remain in effect in accordance with its existing terms until paid or forgiven in full; however, due to the restrictions set forth in Section 402 of the Sarbanes-Oxley Act of 2002, we will make no loans to our executive officers or directors in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specified information with respect to the beneficial ownership of our common stock as of April 1, 2004 by: (1) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock; (2) each of our Named Executive Officers; (3) each of our directors; and (4) all directors and executive officers as a group.

	Number of Shares Beneficially Owned(2)
Name and Address of Beneficial Owners(1)	Number	% of Class
Private Capital Management	4,615,802	11.7%
Bruce S. Sherman
Gregg J. Powers
8889 Pelican Bay Blvd. Naples, FL 34108(3)
Mac-Per-Wolf Company	2,609,255	6.6%
310 S. Michigan Avenue, Suite 2600
Chicago, IL 60604(4)
T. Rowe Price Associates, Inc.	2,152,450	5.5%
100 E. Pratt Street
Baltimore, MD 21202(5)
R. Jack Aplin(6)	78,500	*
Charles F. Cargile(7)	150,734	*
Jeffrey B. Coyne(8)	73,250	*
Kevin T. Crofton(9)	53,732	*
Robert G. Deuster(10)	871,350	2.2%
Robert L. Guyett(11)	141,500	*
Michael T. O’Neill(12)	4,000	*
C. Kumar N. Patel(13)	153,849	*
Kenneth F. Potashner(14)	66,926	*
Richard E. Schmidt(15)	231,139	*
Peter J. Simone(16)	6,000	*
Gary J. Spiegel(17)	181,536	*
All executive officers and directors as a group (14 persons)(18)	2,510,530	6.1%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each holder is c/o Newport Corporation, 1791 Deere Avenue, Irvine, California 92606.

(2)	The beneficial ownership is calculated based on 39,331,443 shares of our common stock outstanding as of April 1, 2004. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of April 1, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Consists of 4,600,702 shares of common stock with respect to which the holders have shared voting and shared dispositive power, and 15,100 shares of common stock with respect to which Bruce S. Sherman has sole voting and sole dispositive power. Mr. Sherman is CEO, and Gregg J. Powers is President, of Private

Capital Management (PCM). In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 2 filed jointly by PCM and Messrs. Sherman and Powers with the Securities and Exchange Commission on February 13, 2004.

(4)	Consists of 2,609,255 shares of common stock with respect to which the holder has sole voting and sole dispositive power. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 4, filed by the holder with the Securities and Exchange Commission on February 2, 2004.

(5)	Consists of 2,152,450 shares of common stock, held by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has sole voting power with respect to 250,700 shares and sole dispositive power with respect to all of the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The beneficial ownership information reflected in the table is included in the Schedule 13G filed by the holder with the Securities and Exchange Commission on February 12, 2004.

(6)	Consists of options to purchase 78,500 shares of common stock which are exercisable within 60 days of April 1, 2004.

(7)	Includes 2,000 shares of restricted stock, and includes options to purchase 141,250 shares of common stock which are exercisable within 60 days of April 1, 2004.

(8)	Includes options to purchase 71,250 shares of common stock which are exercisable within 60 days of April 1, 2004.

(9)	Includes options to purchase 50,000 shares of common stock which are exercisable within 60 days of April 1, 2004.

(10)	Includes options to purchase 751,500 shares of common stock which are exercisable within 60 days of April 1, 2004, and includes 45,000 shares held in a deferred compensation plan for the benefit of Mr. Deuster and 72,450 shares held by Mr. Deuster and his spouse as trustees of a family trust. Also includes 2,000 shares held by Mr. Deuster as trustee of trusts established for certain relatives, over which Mr. Deuster has sole voting and investment power; 200 shares held by Mr. Deuster as custodian for his daughter; and 200 shares held by Mr. Deuster’s son. Mr. Deuster disclaims beneficial ownership of such shares.

(11)	Includes options to purchase 99,500 shares of common stock which are exercisable within 60 days of April 1, 2004. Also includes 42,000 shares held by Mr. Guyett as trustee of a family trust.

(12)	Consists of options to purchase 4,000 shares of common stock which are exercisable within 60 days of April 1, 2004.

(13)	Includes options to purchase 99,500 shares of common stock which are exercisable within 60 days of April 1, 2004.

(14)	Includes options to purchase 53,500 shares of common stock which are exercisable within 60 days of April 1, 2004.

(15)	Includes options to purchase 165,500 shares of common stock which are exercisable within 60 days of April 1, 2004.

(16)	Includes options to purchase 4,000 shares of common stock which are exercisable within 60 days of April 1, 2004.

(17)	Includes options to purchase 159,500 shares of common stock which are exercisable within 60 days of April 1, 2004. Also includes 18,028 shares held by Mr. Spiegel and his spouse as trustees of a family trust.

(18)	Includes 2,000 shares of restricted stock, and includes options to purchase 2,066,750 shares of common stock which are exercisable within 60 days of April 1, 2004.

INFORMATION REGARDING EQUITY COMPENSATION PLANS

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2003.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	4,091,418	$14.12	3,798,476
Equity Compensation Plans Not Approved by Security Holders(1)	661,993	$47.77	—

Total	4,753,411		3,798,476

(1)	The number of shares and weighted average exercise price reflected in the table for equity compensation plans not approved by security holders exclude outstanding options to purchase 610,295 shares of our common stock at a weighted average exercise price of $2.71, which were granted to employees and non-employees upon the assumption and conversion of former options to purchase shares of common stock of Micro Robotics Systems, Inc. (“MRSI”) in connection with our acquisition of MRSI in February 2002. These options were granted outside of a plan pursuant to individual nonqualified stock option agreements, and, therefore, no additional securities are available for future grants.

Equity Compensation Plans Not Approved by Security Holders

In November 1999, our Board adopted our 1999 Stock Incentive Plan (the “1999 Plan”), pursuant to which nonqualified options to purchase shares of our common stock were granted to employees (excluding officers and members of our Board) from November 1999 until May 2001. In May 2001, upon the approval by our stockholders of our 2001 Stock Incentive Plan, the 1999 Plan was terminated for the purposes of future grants. As of December 31, 2003, options to purchase a total of 661,993 shares were outstanding under the 1999 Plan. All options granted under the 1999 Plan were granted at an exercise price equal to the fair market value of the common stock on the grant date, and generally vest in 25% increments on each of the first four anniversaries of the grant date. No option is exercisable more than ten years following the grant date. The right to exercise an option will terminate earlier in the event of termination of the continuous service (as defined in the option agreement) of the employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of three non-employee directors: R. Jack Aplin, Kenneth F. Potashner and Richard E. Schmidt. Each member of the Compensation Committee qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Mr. Schmidt served as one of our officers from 1991 to 1996. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

Committee Responsibility

The Compensation Committee is responsible for developing guidelines for, evaluating and approving executive officer cash and equity compensation and benefit plans, programs and agreements; administering Newport’s stock incentive plans, stock purchase plans and similar incentive plans; and developing guidelines for and approving grants of stock options to key personnel under such incentive plans.

Compensation Policy and Objectives

The Committee develops and administers Newport’s executive compensation policies and programs with two primary objectives: first, to attract, retain and motivate the high caliber executives required for the success of Newport’s business, and second, to motivate these executives to achieve short-term and long-term goals that enhance long-term stockholder value. To fulfill these objectives, the Committee has adopted the following policies:

•	to pay compensation that is competitive with other companies in Newport’s markets and in its geographic location that have revenues comparable to Newport’s, or that Newport believes compete with it for executive talent;

•	to provide Newport’s executives with an annual incentive that is tied to the achievement of challenging performance objectives; and

•	to provide Newport’s executives with a long-term incentive, in the form of stock options, to retain and motivate them to create long-term stockholder value.

The Committee determines compensation levels for Newport’s executive officers by reviewing compensation surveys of national scope encompassing high technology organizations and compensation data regarding other companies in Newport’s markets that have revenues comparable to Newport’s, or that Newport believes compete with it for executive talent. The Committee’s practice is to target base salaries and total cash compensation at the 50th percentile of these peer companies, and to target total compensation, including equity compensation, at the 75th percentile of these peer companies. The Committee utilizes a combination of compensation elements to achieve its objectives. The basic elements of the executive compensation program are:

Base Salary

Newport’s base salary levels are determined based on factors including the competitive market, the individual executive’s performance and contributions to Newport’s success, time on the job and internal equity. Annual salary adjustments are determined by individual performance within an annual budget approved by the Committee. From January 2001 until January 2004, in light of the difficult business conditions that were facing Newport, the Committee did not make any general increases in any executive officer base salaries, other than in connection with increases in responsibility or for reasons of internal equity. Effective January 2004, the Committee approved increases ranging from two percent (2%) to four percent (4%) in the base salaries of Newport’s executive officers, with the exception of Mr. Deuster.

Annual Incentives

Newport’s annual incentive program focuses on linking a significant portion of each executive’s total compensation to the achievement of challenging performance targets established at the beginning of each year. The Committee may also award bonuses in cases where such performance targets are not met if it determines that the circumstances warrant such action. The performance goals set for each officer vary based upon such executive’s potential impact on Newport’s operating and financial performance, but typically include one or more of the following measures: earnings per share, worldwide operating income, worldwide sales, divisional operating profit and individual non-financial goals. The target incentives for the officers (other than Mr. Deuster) range from 50% to 75% of annual base salary. For over-achievement of goals, officers can earn up to 200% of the target incentive. The payment of any component of the annual incentive to any executive officer is contingent upon Newport achieving a minimum earnings per share target established by the Committee at the beginning of the year. In 2003, Newport did not meet its earnings per share target, and, accordingly, the Committee did not award any incentive payments to executive officers for such year.

Long-Term Incentives

To further align the interests of stockholders and managers, and to assist in the retention of key employees, the Committee grants stock options and restricted stock to Newport’s key employees, including executive officers. During 2003, the Committee granted options to purchase an aggregate of 1,027,100 shares of common stock to 140 employees, including executive officers. Options to purchase a total of 750,000 shares were granted during 2003 to Newport’s seven executive officers, of which options to purchase 185,000 shares qualified as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and the remainder were nonqualified stock options. No restricted stock was granted in 2003. The number of shares awarded is established based upon broad-based plan guidelines and management’s recommendation, and is approved by the Committee. The exercise price for stock options is the fair market value of the stock on the date of the grant. Options generally become exercisable at a rate of 25% per year starting on the first anniversary date of the option grant.

Compensation of Chief Executive Officer

The Chief Executive Officer participates in the compensation program discussed above. His base salary is set, in the same way as other executive officers, as determined by comparable positions in companies of similar size to Newport in the marketplace. The Committee has not increased Mr. Deuster’s base salary since January 2001. Each year, the Committee approves a performance based incentive plan for the Chief Executive Officer. For 2003, the target incentive for Mr. Deuster was 100% of his base salary. The performance goals established for Mr. Deuster included an earnings per share target and a worldwide operating income target established prior to the beginning of the year. In addition, a discretionary portion of his annual incentive was linked to achievement of non-financial goals. In 2003, Newport did not meet its earnings per share target, and, accordingly, no incentive payment was made to Mr. Deuster for that year. The Committee granted options to purchase 200,000 shares to Mr. Deuster in 2003.

Stock Ownership Guidelines

The Board of Directors has established stock ownership guidelines for executive officers that are designed to increase the executive’s equity stake in Newport and more closely align his or her interests with those of Newport’s stockholders. The guidelines provide that each executive officer should own shares of Newport stock having a value equal to their annual base salary within two years of becoming an officer.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, Newport generally receives a federal income tax deduction for compensation paid to any of its Named Executive Officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Newport has not paid, and does not currently expect to pay, any compensation that is not deductible for federal income tax purposes.

Respectfully submitted,

R. Jack Aplin, Chairman

Kenneth F. Potashner

Richard E. Schmidt

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE

Committee Members and Charter

The Audit Committee is comprised of three directors. None of the members of the Committee are or have been officers or employees of Newport and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 thereunder. Newport’s Board has determined that Messrs. Guyett and Simone are “audit committee financial experts” as defined by the regulations promulgated by the Securities and Exchange Commission.

The Committee operates under a written charter adopted by Newport’s Board. The Committee reviews its charter on an annual basis. A copy of the charter of the Audit Committee was included as Appendix A to Newport’s proxy statement relating to its 2003 annual meeting of stockholders, and is available on Newport’s Internet web site at www.newport.com.

Role of the Audit Committee

Newport’s management is responsible for Newport’s financial reporting process, including its systems of internal controls, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Newport’s independent auditors are responsible for auditing those financial statements. The role and responsibility of the Committee is to monitor and review these processes on behalf of the Board of Directors.

The members of the Committee are not employees of Newport and are not, nor do they represent themselves to be accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Committee’s oversight role, the Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles or policies, and appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that Newport’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent auditors included in their report on Newport’s financial statements.

Report of the Audit Committee

The Committee held ten meetings during 2003, including telephonic meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, and Newport’s independent auditors. In addition to regularly scheduled meetings of the Committee which correspond with the meetings of the Board of Directors held in February, May and November, the Committee held meetings following the end of each quarter for the purposes of reviewing Newport’s quarterly financial statements and its proposed communications with investors regarding its operating results and other financial matters, and for reviewing and approving for filing with the Securities and Exchange Commission Newport’s quarterly reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of Newport for the fiscal year ended December 31, 2003, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements. During 2003, the Committee reviewed Newport’s quarterly financial statements and its proposed communications with investors regarding its operating results and other financial matters, and reviewed Newport’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing.

The Committee reviewed with Ernst & Young LLP, Newport’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Newport’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States.

The Committee discussed with Ernst & Young LLP the overall scope and plans for their annual audit. The Committee also discussed with management and Ernst & Young LLP the adequacy and effectiveness of Newport’s accounting and financial controls. The Committee met separately with Ernst & Young LLP, without management present, to discuss the results of their examinations, their evaluations of Newport’s internal controls, and the overall quality of Newport’s financial reporting.

The Committee also has discussed with Ernst & Young LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Committee has received the written disclosures and the letter from Ernst & Young LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee has discussed the independence of Ernst & Young LLP with that firm, including the compatibility of non-audit services with Ernst & Young LLP’s independence. The Committee has concluded that Ernst & Young LLP is independent from Newport and its management.

Based on the Committee’s review of the matters noted above and its discussions with Newport’s independent auditors and Newport’s management, the Committee recommended to the Board of Directors that the audited financial statements be included in Newport’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

The Committee has selected Ernst & Young LLP as Newport’s independent auditors for the fiscal year ending January 1, 2005, subject to ratification by Newport’s stockholders.

Respectfully submitted,

Robert L. Guyett, Chairman

C. Kumar N. Patel

Peter J. Simone

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on $100 invested in our common stock for the five years ended December 31, 2003, with the cumulative total return on $100 invested in each of (i) the Nasdaq Market Index, and (ii) a peer group. The graph assumes all investments were made at market value on December 31, 1998 and the reinvestment of all dividends.

The peer group reflected on the graph represents an equal combination of all companies comprising the Semiconductor Equipment & Materials Industry Group (834) Index, the Scientific & Technical Instruments Industry Group (837) Index, and the Communication Equipment Industry Group (841) Index, published by Media General Financial Services, Inc. A listing of the companies comprising each such index is available from us by written request to our Corporate Secretary. We operate in multiple markets, and we believe this peer group is representative of companies that participate in the primary markets that we serve.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG NEWPORT CORPORATION,

NASDAQ MARKET INDEX AND PEER GROUP INDEX

The material in this performance graph is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO

APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board has selected Ernst & Young LLP as our independent auditors for the fiscal year ending January 1, 2005. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2003. Nevada General Corporation Law does not require the approval of the selection of the independent auditors by our stockholders, but in view of the importance of the financial statements to stockholders, our Board deems it desirable that stockholders pass upon the selection of auditors.

A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. If this proposal is not approved, the Audit Committee will reconsider its selection of independent auditors.

The Board of Directors recommends a vote “FOR” this proposal.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements, the review of our consolidated financial statements included in our quarterly reports on Form 10-Q, and the review of our reports filed with the Securities and Exchange Commission and related public disclosures, for the fiscal years ended December 31, 2003 and 2002 were $420,000 and $438,000, respectively.

Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for audit-related services for the fiscal years ended December 31, 2003 and 2002 were $65,000 and $136,000, respectively. These audit-related services included consultations relating to accounting treatment of significant transactions, and review of our project plan with respect to implementation of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax services for the fiscal years ended December 31, 2003 and 2002 were $265,000 and $1,476,000, respectively. These tax services included preparation of domestic and foreign tax returns and tax consulting and planning services.

All Other Fees

No other services were rendered by Ernst & Young LLP to us for the fiscal years ended December 31, 2003 and 2002.

Consistent with Securities and Exchange Commission rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of the independent auditors. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by Ernst & Young LLP. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has reviewed and discussed the services, in addition to audit services, rendered by Ernst & Young LLP during 2003, as well as the fees paid therefor, and has determined that the provision of such other services by Ernst & Young LLP, and the fees paid therefor, were compatible with maintaining Ernst & Young LLP’s independence.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By order of the Board of Directors

/s/ JEFFREY B. COYNE

Jeffrey B. Coyne Vice President, General Counsel and Corporate Secretary

NEWPORT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 19, 2004

9:00 a.m. Pacific Time

1791 Deere Avenue

Irvine, CA 92606

Newport Corporation 1791 Deere Avenue Irvine, California 92606	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, the undersigned revokes all prior proxies and appoints Robert G. Deuster and Charles F. Cargile, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Newport Corporation which the undersigned is entitled to represent and vote on the matters shown on the reverse side at the 2004 Annual Meeting of Stockholders of Newport Corporation to be held at the corporate headquarters, 1791 Deere Avenue, Irvine, California 92606 on Wednesday, May 19, 2004, at 9:00 a.m. Pacific Time and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

(continued, and to be completed, dated and

signed on the reverse side)

òPlease detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of two Class IV directors (to serve for four years):	01 R. Jack Aplin 02 Richard E. Schmidt	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instruction: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of appointment of Ernst & Young LLP as Newport’s independent auditors for the fiscal year ending January 1, 2005.			☐ For	☐ Against		☐ Asbtain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:			Dated:________________________, 2004

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.